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                CONSENT OF THE ROBINSON-HUMPHREY COMPANY, INC.

   We hereby consent to the inclusion in the Registration Statement on Form S-4, relating to the proposed merger of The Future Now, Inc., with IE Ohio Acquisition Corporation, a wholly owned subsidiary of Intelligent Electronics, Inc., of our opinion letter appearing as Annex B to the Proxy Statement/Prospectus which is a part of the Registration Statement, and to the references thereto under the captions ["Summary- The Merger- Opinion of TFN's Financial Advisor," "The Merger - Background, Recommendations of TFN's Board of Directors and Reasons for the Merger," and "The Merger - Opinion of Financial Advisor."] In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations adopted by the Securities and Exchange Commission thereunder.




                               Very truly yours,


                              THE ROBINSON-HUMPHREY COMPANY, INC.




Atlanta, Georgia
August 3, 1995